UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484)	617-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2025, Ecovyst, Inc. ("Ecovyst" or the "Company") completed the previously announced sale of its Advanced Materials & Catalysts business to Technip Energies N.V. (the “Purchaser”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated September 10, 2025, by and between Ecovyst Inc. and the Purchaser, for a purchase price of $556 million in cash, subject to certain adjustments specified therein, including for indebtedness, cash, working capital and transaction expenses of the Advanced Materials & Catalysts business at the closing of the Transaction (the “Transaction”).
The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2025, and the full text of which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The closing of the Transaction discussed in Item 2.01 above triggered Ecovyst’s obligation to provide partial mandatory repayment under the Term Loan Credit Agreement, dated as of June 9, 2021 (as amended by the First Amendment Agreement, dated as of February 9, 2023, the Second Amendment Agreement, dated as of June 12, 2024, and the Third Amendment Agreement, dated as of January 30, 2025, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Ecovyst Catalyst Technologies LLC, Eco Services Operations Corp., Ecovyst Midco II Inc., UBS AG, Stamford Branch, as administrative agent and collateral agent, and the financial institutions from time to time party thereto as lenders, of $161.5 million. In addition to the partial mandatory repayment, the Company used a portion of the net proceeds of the Transaction to repay an additional $303.5 million principal amount of the term loan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Paul Whittleston, Vice President and President, Advanced Materials & Catalysts
At the closing of the Transaction discussed in Item 2.01 above, Paul Whittleston, Vice President and President, Advanced Materials & Catalysts, ceased to be an officer of, and terminated employment with, the Company.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the Transaction discussed in Item 2.01 above are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Ecovyst Inc.
104	The cover page from this Current Report on Form 8-K of Ecovyst Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 7, 2026	Ecovyst Inc.

		By:	/s/ MICHAEL FEEHAN
		Name:	Michael Feehan
		Title:	Vice President and Chief Financial Officer